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Exhibit 21.1
Subsidiaries of the Registrant

                                                                       State of
                                                                   Incorporation
                                                                   -------------

ACS Acquisition Corp., (a/k/a the Industrial Division and FSDA)       New York

KISS International, Inc. (a/k/a the Residential Division and KISS)    Delaware